[Letterhead]



                                    November 11, 1996


Dear Shareholders:

    You are cordially invited to attend the annual meeting of the shareholders of Flanders Corporation (the "Company") to be held at the corporate office of the Company located at 531 Flanders Filters Road, Washington, North Carolina 27889 on November 22, 1996, at 10:00 a.m., Eastern Standard Time. The purpose of the meeting is:

    1. To elect the directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

    2. To ratify the selection of McGladrey & Pullen, L.L.P. as the Company's independent auditors for the current fiscal year.

    3.  To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on November 4, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. Only holders of Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting. The election of directors will be made by a plurality of the votes cast at the meeting. The affirmative vote of a majority of the shares represented in person or by proxy at the Meeting is needed for approval of any other proposals. The Board of Directors believes the adoption of the above described proposals is in the best interest of the Company and its shareholders.

    Whether or not you expect to attend the meeting, and regardless of the number of shares you own, we urge you to read the attached proxy statement and to promptly date, sign and mail the enclosed proxy in the envelope provided.

                                    Sincerely,


                                    /s/ Robert R. Amerson

                                    Robert R. Amerson
                                    President and Chief Executive Officer

                                                                          PROXY

                            FLANDERS CORPORATION
                     ANNUAL MEETING OF THE SHAREHOLDERS

This Proxy is solicited on behalf of the Board of Directors which recommends a vote for all nominees and ratification of McGladrey & Pullen, L.L.P. as the Company's independent auditors.

The undersigned hereby appoints Robert R. Amerson and Steven K. Clark, and each of them, proxies to represent the undersigned with full power of subscriber at the Annual Shareholders Meeting of Flanders Corporation, to be held on November 22, 1996, at 10:00 a.m. local time at 531 Flanders Filters Road, Washington, North Carolina, 27889 and at any and all adjournments thereof.

                          UNLESS OTHERWISE INDICATED
          THIS PROXY WILL BE VOTED FOR EACH PROPOSAL SET FORTH BELOW

1. ELECTION OF DIRECTORS. This proxy will be voted FOR each of the nominees identified in the Proxy Statement at the Annual Meeting of Shareholders unless authority to vote for one or more nominees is expressly withheld. To withhold authority for one or more individual nominees, cross out the name or names of such persons.

    [ ]    FOR all nominees

    [ ] WITHHOLD AUTHORITY to vote for any individual nominee, strike a line through the nominee's name in the list below:

                Thomas T. Allan

                Robert R. Amerson

                Gustavo Hernandez

                Steven K. Clark

                William M. Claytor

                William H. Clark

2. RATIFICATION OF McGLADREY & PULLEN, L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS

    [ ]    FOR

    [ ]    AGAINST

THE PROXIES ARE AUTHORIZED TO VOTE OR OTHERWISE ACT WITH RESPECT TO SUCH OTHER BUSINESS AS IN THEIR DISCRETION MAY PROPERLY COME BEFORE THIS MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR ALL NOMINEES.

Dated ________________, 1996.       __________________________________________

                                    __________________________________________
                                    Signature of Shareholder(s)
                                    Note: Signature should agree with the name on stock certificates as printed thereon. Executors, administrators and other fiduciaries should so indicate when signing

    [ ]    I plan to personally attend the Annual Meeting of the Shareholders

       PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
                                   THANK YOU

                             FLANDERS CORPORATION

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS
                             AND PROXY STATEMENT *
                         TO BE HELD NOVEMBER 22, 1996


To the Shareholders of Flanders Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Flanders Corporation (the "Company") will be held at 531 Flanders Filters Road, Washington, North Carolina 27889, on November 22, 1996, at 10:00 a.m., Eastern Standard Time for the following purposes:

    1. To elect the directors of the Company to serve until the next Annual Meeting of Shareholders, or until their successors are elected and qualified.

    2. To ratify the selection of McGladrey & Pullen, L.L.P. as the Company's independent auditors for the current fiscal year.

    3.  To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on November 4, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at this Annual Meeting. Only holders of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Please sign, date, and return your proxy in the enclosed envelope so that your shares may be voted at the meeting. If the shares are held in more than one name, all holders of record must sign. If you plan to attend the Annual Meeting, please notify me so that identification can be prepared for you. Thank you for your interest and consideration.


                                    By Order of the Board of Directors,


                                    Debra Hill, Corporate Secretary

THE VOTE OF EACH SHAREHOLDER WILL BE IMPORTANT AT THIS MEETING. YOU ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. SUCH ACTION WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU CHOOSE TO ATTEND THE MEETING.

*  Approximate date of mailing to shareholders: November 11, 1996

                             FLANDERS CORPORATION
                           531 Flanders Filters Road
                       Washington, North Carolina  27889

                                PROXY STATEMENT
                        ______________________________

                        ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held November 22, 1996
                        ______________________________


GENERAL

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Flanders Corporation, a North Carolina corporation, (the "Company") to be voted at the Annual Meeting of Shareholders to be held on November 22, 1996, and any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting of shareholders will be held at 531 Flanders Filters Road, Washington, North Carolina 27889, at 10:00 a.m., Eastern Standard Time.

These proxy solicitation materials were mailed on or about November 11, 1996, to all shareholders entitled to vote at the meeting. The cost of soliciting these Proxies will be borne by the Company. These costs will include the expenses of preparing and mailing the proxy materials for the Annual Meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation of Proxies by telephone, facsimile, mail or personal contact by certain of its directors, officers and employees, none of whom will receive additional compensation for assisting with the solicitation.

VOTING OF PROXIES

Proxies shall be voted in accordance with the directions of the Shareholders and will be voted by Robert R. Amerson, President of the Company and Steven K. Clark, Chief Financial Officer of the Company. Unless otherwise directed, Proxies will be voted (i) FOR the persons named below as management's nominees for directors of the Company, and (ii) FOR the ratification of McGladrey & Pullen, L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1996. Management knows of no other matter or motion to be presented at the meeting. If any other matter or motion should be presented at the meeting upon which a vote may be taken, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment, including any matter or motion dealing with the conduct of the meeting.

REVOCABILITY OF PROXIES

Any stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

REQUIRED VOTE

The Company's Board of Directors has set the close of business, November 4, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, there were 15,938,348 shares of the Company's Common Stock, par value $0.001 per share (hereinafter referred to as "Common Stock") issued and outstanding, each of which entitles the holder thereof to one vote on all matters which may come before the meeting.

The Company's By-Laws provide that the holders of a majority of the issued and outstanding shares of the Company entitled to vote, represented in person or by Proxy, constitute a quorum at any shareholders' meeting. All elections of directors will be decided by a plurality of the votes cast at the meeting in respect thereof. The ratification of McGladrey & Pullen, L.L.P. as the Company's independent auditors for the current fiscal year will be decided by a majority of the votes cast at the meeting in respect thereof. Present management, which beneficially holds approximately 67.25% of the aggregate of the Common Stock, has indicated its intention to vote in favor of all directors and in favor of the ratification of McGladrey & Pullen, L.L.P. as the Company's independent auditors. If no voting direction is indicated on the Proxy Card, the shares will be considered voted FOR the election of the nominees for director and FOR the ratification of McGladrey & Pullen, L.L.P. as the Company's independent auditors.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

At the Annual Meeting, the holders of Common Stock will elect the directors of the Company. Each director will hold office until the next Annual Meeting or until his successor is elected and qualified. Cumulative voting is not permitted in the election of directors. IN THE ABSENCE OF INSTRUCTION TO THE CONTRARY, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF THE PERSONS NAMED BELOW AS THE COMPANY'S NOMINEES FOR DIRECTORS OF THE COMPANY. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the persons named in the proxy intend to vote for the election in his stead of such other person as management of the Company may recommend.

Nominees for Directors

The nominees for Directors of the Company and their ages as of October 15, 1996, are as follows:


Name                                                Age

Thomas T. Allan                                     58

Robert R. Amerson                                   46

Gustavo Hernandez                                   61

Steven K. Clark                                     43

William M. Claytor                                  54

William H. Clark                                    53

Thomas T. Allan. Mr. Allan currently serves as the Company's Chairman of the Board, a position he has held for over ten years, and he has served on the Board of Directors for over twenty years. Mr. Allan first joined Flanders in 1964. He holds a Bachelor of Arts degree in Journalism from the University of Pennsylvania.

Robert R. Amerson. Mr. Amerson has been President and a Director of Flanders since 1988. He joined the Company in 1987 as Chief Financial Officer. Mr. Amerson has a Bachelor of Science degree in Business Administration from Atlantic Christian College.

Gustavo Hernandez. Mr. Hernandez has been President of Precisionaire since 1979, and became a Director and Vice President of the Company contemporaneous with the Company's acquisition of Precisionaire in September 1996. Mr. Hernandez joined Precisionaire in 1969 as Vice President of Finance. Mr. Hernandez has a Bachelor of Arts degree in Accounting from the University of Southern Florida.

Steven K. Clark. Mr. Clark was named a Director, Vice President and Chief Financial Officer of the Company in December 1995. Mr. Clark acted as a consultant to the Company from November 15, 1995 through December 15, 1995. From July 1992 through October 1995, he was the Chief Financial Officer of Daw Technologies, Inc., a specialty cleanroom contractor and major customer of the Company. Mr. Clark is a Certified Public Accountant and has Bachelor of Arts degrees in Accounting and Political Science and a Master of Business Administration degree, all from the University of Utah.

William M. Claytor. Mr. Claytor has been an outside Director of Flanders for the last five years. He is a partner in the law firm of Baucom, Claytor, Benton, Morgan, Wood & White, P.A., and has held such position since 1975. Mr. Claytor graduated from Memphis State University School of Law in 1969 and from the University of Missouri in 1963.

William H. Clark. Mr. Clark has been an outside Director of Flanders since June, 1996. He is and has been since 1977, the President and Owner of Bill Clark Construction Co., Inc., a construction company located in Greenville, North Carolina specializing in residential development. He is currently a member of the Business Advisory Council of the East Carolina University of Business. Mr. Clark has a BA degree and a Masters of Business Administration degree, both from East Carolina University.

Board Meetings and Committees

During the fiscal year ended December 31, 1995, the Company's Board of Directors met two (2) times and also executed various resolutions and written actions in lieu of meeting. All directors were in attendance at each of these meetings. In fiscal year 1996, the Board of Directors established a Compensation Committee, consisting of Messrs. William M. Claytor and Thomas T. Allan, its two outside Directors, and also established an Audit Committee consisting of Messrs. Steven
K. Clark, William H. Clark, and William M.

Claytor, an outside Director. The Audit Committee, which was also established in fiscal year 1996, reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal audit and control functions, and monitors transactions between the Company and its employees, officers and directors. Since the Audit Committee was not formed until fiscal year 1996, the Company's Audit Committee did not meet during the past fiscal year.

The Compensation Committee of the Board of Directors administers the Company's equity incentive plans and designates compensation levels for officers and Directors of the Company. Since the Compensation Committee was not formed until fiscal year 1996, the Company's Compensation Committee did not meet during this past fiscal year.

Compensation of Directors

Directors who are Company employees receive no additional or special remuneration for serving as directors. The Company's non-employee Directors are paid $500 plus out-of-pocket expenses for each meeting of the Board of Directors and receive options to purchase shares of Common Stock of the Company pursuant to the Director Option Plan described below. In addition, in 1995, Mr. Claytor received an option to purchase 50,000 shares of common stock and Mr. Allan received an option to purchase 150,000 shares of common stock, both exercisable at $1 per share. Mr. Allan is the Chairman of the Board; his compensation is fixed at $71,000 per year, and he is not eligible for bonuses.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEE DIRECTORS STATED ABOVE AS THE COMPANY'S DIRECTORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                 PROPOSAL TWO

                        RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT AUDITORS

The firm of McGladrey & Pullen, L.L.P. served as independent auditors of the Company for the fiscal year ended December 31, 1995. The Board of Directors, on the recommendation of the Audit Committee, has selected that firm to continue in this capacity for the current fiscal year. The Company is asking the shareholders to ratify the selection by the board of Directors of McGladrey & Pullen, L.L.P. as independent auditors to audit the consolidated financial statements of the Company for the current fiscal year ending December 31, 1996 and to perform other appropriate services.

Neither McGladrey & Pullen, L.L.P., nor any of its members has any financial interest, direct or indirect, in the Company, nor has McGladrey & Pullen, L.L.P., nor any of its members ever been connected with the Company as promoter, underwriter, voting trustee, director, officer, or employee. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of McGladrey & Pullen, L.L.P. may attend the meeting and may make a statement if they desire to do so.

VOTE REQUIRED

The affirmative vote of a majority of a quorum of shareholders is required for the ratification of the appointment of McGladrey & Pullen, L.L.P.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF McGLADREY & PULLEN, L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                               OTHER INFORMATION

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth all individuals known to beneficially own 5% or more of the Company's Common Stock, and all officers and Directors of the Company, with the amount and percentage of stock beneficially owned, as of October 18, 1996.



     Name and Address       Number of Common Shares       Percentage of Outstanding
    of Beneficial Owner       Beneficially Owned          Shares of Common Stock<F1>

A. Russell Allan, III<F2>
531 Flanders Filters Road
Washington, NC 27889              1,027,544                         6.45%

Thomas T. Allan<F2>,<F4>
531 Flanders Filters Road
Washington, NC 27889              6,041,250                        37.55%

Robert R. Amerson<F2>,<F3>
531 Flanders Filters Road
Washington, NC 27889              8,160,759                        42.75%

Steven K. Clark<F2>,<F3>
531 Flanders Filters Road
Washington, NC 27889              5,364,014                        28.10%

William M. Claytor<F5>
531 Flanders Filters Road
Washington, NC 27889                164,172                         1.03%

Gustavo Hernandez<F6>
2399 26th Avenue North
St. Petersburg, FL 33734             71,613                          .45%

William H. Clark
531 Flanders Filters Road
Washington, NC 27889                      0                          0.0%

Officers and Directors as
a Group<F2>,<F3>,<F4>,<F5>,<F6>  15,088,808                        67.25%

____________________

<F1>
    Applicable percentage of ownership is based on 15,938,348 shares of Common Stock outstanding as of October 18, 1996, together with applicable options for such stockholders exercisable within 60 days. Shares of Common Stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.


                                      6



<F2>
    Includes shares subject to an option in favor of Messrs. Amerson and Clark (3,321,021 shares and 2,214,014 shares, respectively), from Thomas T. Allan and A. Russell Allan, III (4,713,000 shares and 822,035 shares, respectively).
<F3>
    Includes 1,150,000 shares which are subject to an option to purchase such shares from the Company at $1.00 per share, 1,000,000 shares which are subject to an option to purchase such shares from the Company at $2.50 per share; and 1,000,000 shares which are subject to an option to purchase such shares from the Company at $7.50 per share.
<F4>
    Includes 150,000 shares which are subject to an option to purchase such shares from the Company at $1.00 per share.

<F5>
    Includes 50,000 shares which are subject to an option to purchase such shares from the Company at $1.00 per share.

<F6>
    Consists of 71,613 shares which are held in escrow as part of a post-closing purchase price adjustment to the acquisition of Precisionaire. These shares will be released from escrow only if Precisionaire meets certain performance criteria during the next three years.


EXECUTIVE COMPENSATION

The Following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officers and to each of the Company's other executive officers (Named Executive Officers) whose annual salary, bonus and other compensation exceed $100,000.

                          SUMMARY COMPENSATION TABLE


                                            Annual Compensation                Long-Term Compensation
                                            -------------------                ----------------------

                                                                                     Awards          Payouts
                                                                                     ------          -------
                                                                  Other      Restricted
                                                                 Annual         Stock     Option/s    LTIP
                                                                 Compen-      Award(s)      SARs     Payouts
Name and Principal Position <F1>  Year   Salary ($)  Bonus ($)   sation<F2>   ($)        (#)        ($)
--------------------------------  ----   ----------  ---------   -------     ----------   --------   -------

Thomas T. Allan                   1995    $ 71,000   $   -      $ 137,077    $    -        150,000   $   -
  Chairman of the Board           1994      71,000       -        124,500         -           -          -
                                  1993      71,000       -        167,875         -           -          -

Robert R. Amerson                1995<F3>  128,846       -        137,077         -      1,150,000       -
  President                       1994     100,000       -        124,500         -           -          -
                                  1993     100,000       -        167,875         -           -          -

Steven K. Clark                  1995<F4>   15,000       -           -            -      1,150,000       -
  Chief Financial Officer         1994        -          -           -            -           -          -
                                  1993        -          -           -            -           -          -

<F1>
    Gustavo Hernandez, a Vice President of the Company and a Director, is the Chief Executive Officer of Precisionaire. He commenced his employment with the Company in September 1996. Mr. Hernandez will receive an annual salary of $250,000, plus a possible bonus, commencing in September 1996, under his Employment Agreement. During 1995 and 1994, Mr. Hernandez was paid $218,049 and $188,714, respectively, by Precisionaire.

<F2>
    Represents compensation paid by the Company to FEC and received by Messrs. Allan and Amerson, respectively. See "Certain Relationships and Related Party Transactions."


                                      7



<F3>
    Mr. Amerson's annual salary is $250,000, plus a possible bonus each year, under his Employment Agreement. In 1996, Mr. Amerson has also received stock options to purchase 1,000,000 shares at $2.50 each and 1,000,000 shares at $7.50 each.
<F4>
    Mr. Clark commenced his employment with the Company as of December 15, 1995. Mr. Clark's annual salary is $250,000, plus a possible bonus, under his Employment Agreement. In 1996, Mr. Clark has also received stock options to purchase 1,000,000 shares at $2.50 each and 1,000,000 shares at $7.50 each.



    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth the aggregate number and value of stock options and stock appreciation rights ("SAR") granted by the Company for services rendered during 1995 to the Company's Chief Executive Officer and to each of the Company's other executive officers whose annual salary, bonus and other compensation exceed $100,000.

                                                                                           Potential Realizable Value at
                                                                                              Assumed/Annual Rates of
                                                                                              Stock Price/Appreciation
                                                                                                   for Option Term
                                                                                           -----------------------------
                                              % of Total
                                             Options/SARs
                                              Granted to      Exercise or
                             Options/SARs    Employees in     Base Price     Expiration
Name                          Granted (#)     Fiscal Year       ($/Sh)          Date        5% ($) <F1>    10% ($) <F1>
-------------------------    ------------    ------------     -----------    ----------     -----------    ------------

Thomas T. Allan                  150,000           6%          $    1.00     11/15/2000     $   42,000     $    91,500
Robert R. Amerson <F2>         1,150,000          47%          $    1.00     11/15/2000        322,000         701,500
Steven K. Clark <F3>           1,150,000          47%          $    1.00     11/15/2000        322,000         701,500

<F1>
    The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account plan provisions providing for termination of the option following termination of employment or non-transferability.
<F2>
    Mr. Amerson's current salary is $250,000, plus any bonuses awarded under his Employment Agreement. In 1996 Mr. Amerson has also received stock options to purchase 1,000,000 shares at $2.50 each and 1,000,000 shares at $7.50 each.
<F3>
    Mr. Clark commenced his employment with the Company as of December 15, 1995. Mr. Clark's current salary is $250,000, plus any bonuses awarded under his Employment Agreement. In 1996, Mr. Clark has also received stock options to purchase 1,000,000 shares at $2.50 each and 1,000,000 shares at $7.50 each.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth the aggregate number and value of stock options and SAR's exercised during the last year by the Company's Chief Executive Officer and each of the Company's other executive officers whose annual salary, bonus and other compensation exceed $100,000.


                                                                                          Value of
                                                                                         Unexercised
                                                                     Number of          In-the-Money
                                                                    Unexercised         Options/SARs
                                                                   Options/SARs           at Fiscal
                                                                Fiscal Year-End (#)      Year-End(s)
                        Shares Acquired                            Exercisable/         Exercisable/
Name                    on Exericse (#)    Value Realized ($)      Unexercisable     Unexercisable<F1>
---------------------   ---------------    ------------------   -------------------  -----------------

Thomas T. Allan                -            $       -               150,000/-         $    225,000/-
Robert R. Amerson              -                    -             1,150,000/-            1,725,000/-
Steven K. Clark                -                    -             1,150,000/-            1,725,000/-

<F1>
    The Company did not have a public market for its stock prior to its listing on the OTC Bulletin Board in February 1996.


EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

The Company has entered into employment agreements with Messrs. Amerson and S.
K. Clark effective as of December 15, 1995 ("Employment Agreements"). Mr. Amerson's employment agreement currently provides for an annual base salary of $250,000. Mr. Clark's employment agreement currently provides for an annual base salary of $250,000. The Employment Agreements each have an initial five (5) year term. The Employment Agreements also provide that the executive shall be entitled to the following termination payments: (i) 100% of his current base salary if the employment is terminated as a result of his death or disability,
(ii) up to 200% of his current base salary if the employment is terminated by the Company for any reason other than death, disability or for Cause (as defined in his Employment Agreement), or (iii) up to 250% of the executive's gross income during the year preceding his termination if the Employment Agreement is terminated by the executive for Good Reason (as defined in the Employment Agreement) or by the Company for any reason other than death, disability or Cause and the termination occurs within two years after a Change of Control (as defined in the Employment Agreement) of the Company has occurred.

The Company has also entered into an employment agreement with Mr. Hernandez effective September 23, 1996. This agreement currently provides for a base salary of $250,000 and has an initial five (5) year term. The employment agreement also provides that the executive shall be entitled to the following termination payments: (i) 100% of his current base salary if the employment is terminated as a result of his death or disability, and (ii) up to 200% of his current base salary, if the employment is terminated by the Company for any reason other than death, Disability or for Cause (as defined in his employment agreement).

                             DIRECTOR OPTION PLAN

The 1996 Director Option Plan provides for the grant of stock options to existing and future outside directors of the Company. Each outside director who is serving as a director on January 1 of each calendar year, commencing January 1, 1997, will automatically be granted an option to acquire up to 5,000 shares of common stock at an exercise price per share less than the fair market value per share of common stock on such date, assuming such outside director had been serving for at least six months prior to the date of grant.

Payment of the exercise price for options granted under the Director Option Plan may be made in cash, in shares of the Company's common stock, or in a combination of cash and common stock. Options under the Director Option Plan are fully exercisable upon six months of the anniversary of receipt. Options granted under the Director Option Plan are not transferrable, except under limited circumstances. If the outside director optionee ceases to be an outside director other than by reason of death, disability or cause, all unexercised options terminate three months thereafter.

The Company has reserved 500,000 shares of its common stock for issuance under the Director Option Plan. The Director Option Plan terminates in 2006.

                           LONG-TERM INCENTIVE PLAN

In 1996, the Company adopted the Long Term Incentive Plan ("LTI Plan") to assist the Company in securing and retaining key employees and consultants. The LTI Plan authorizes grants of incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), restricted stock performance shares and dividend equivalents to officers and key employees of the Company and outside consultants to the Company. There are 2,000,000 shares of Common Stock reserved for award under the LTI Plan.

The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the total number and type of award granted in any year, the number and selection of employees or consultants to receive awards, the number and type of awards granted to each grantee and the other terms and provisions of the awards, subject to the limitations set forth in the LTI Plan.

    Stock Option Grants. The Compensation Committee has the authority to select individuals who are to receive options under the LTI Plan and to specify the terms and conditions of each option so granted (incentive or nonqualified), the exercise price (which must be at least equal to the fair market value of the Common Stock on the date of grant with respect to incentive stock options), the vesting provisions and the option term. Unless otherwise provided by the Compensation Committee, any option granted under the LTI Plan expires the earlier of 10 years from the date of grant or, three months after the optionee's termination of service, other than termination for cause, with the Company or three years after the optionee's death or disability. As of October 7, 1996 the Company has granted options to purchase 176,520 shares of Common Stock under the LTI Plan.

    Stock Appreciation Rights. The Compensation Committee may grant SARs separately or in tandem with a stock option award. A SAR is an incentive award that permits the holder to receive (per share covered thereby) an amount equal to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the fair market value of such share on the date the SAR was granted (the "base price"). Under the LTI Plan, the Company may pay such amount in cash, in Common Stock or a combination of both. Unless otherwise provided by the Compensation Committee at the time of grant, the provisions of the LTI Plan relating to the termination of employment of a holder of a stock option will apply equally, to the extent applicable, to the holder of a SAR. A SAR granted in tandem with a related option will generally have the same terms and provisions as the related option with respect to exercisability. A SAR granted separately will have such terms as the Compensation Committee may determine, subject to the provisions of the LTI Plan. As of June 30, 1996, no SARs have been granted under the LTI Plan.

    Restricted Stock Awards. The Compensation Committee is authorized under the LTI Plan to issue shares of restricted Common Stock to eligible participants on such terms and conditions and subject to such restrictions, if any, as the Compensation Committee may determine. As of June 30, 1996, no restricted stock awards have been granted under the LTI Plan.

    Performance Shares.  The Compensation Committee is authorized under the LTI
        Plan to grant performance share units to selected employees. Typically each performance share unit will be deemed to be the equivalent of one share of Common Stock. As of June 30, 1996, no performance shares have been awarded under the LTI Plan.

    Dividend Equivalents. The Compensation Committee may also grant dividend equivalent rights in conjunction with the grant of options of SARs. Dividend equivalent rights entitle the holder to receive an additional amount of Common Stock upon the exercise of the underlying option or SAR. As of June 30, 1996, no dividend equivalents have been awarded under the LTI Plan.

                                  401(K) PLAN

Due to the recent acquisitions of Precisionaire, Inc., Air Seal Filter Housing, Inc., and Charcoal Service Corporation ("CSC"), the Company currently has four defined contribution 401(k) salary reduction plans intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), one for each of Flanders Filters, Inc., CSC, Flanders Airpure Products Company and Precisionaire, Inc. (collectively, the "401(k) Plans"). The Company is in the process of combining all of the plans into a single plan.

Employees of Flanders and Airpure are immediately eligible to enroll in their 401(k) Plans upon employment. Employees of CSC and Precisionaire are eligible after one year of service. Eligible employees may enroll in the appropriate 401(k) Plan as of any January 1 or July 1 of each year. For each of the 401(k) Plans, a participating employee, by electing to defer a portion of his or her compensation, may make pre-tax contributions to the 401(k) Plan, subject to limitations under the Code, of a percentage of his or her total compensation which varies between the 401(k) Plans between 15% and 20%. Flanders, Airpure and CSC may make matching contributions to the appropriate 401(k) Plans at the discretion of their Boards of Directors. Precisionaire contributes 25 cents for each dollar contributed, up to the first 4% of compensation deferred. Participant contributions and earnings are 100% vested, while Company matching contributions vest in increments over a six-year period (for FFI, Airpure and CSC) or a seven-year period (for Precisionaire). Participants may alter their contribution amounts as of any enrollment date. Participants may change or transfer their investments at any time. Contributions may be withdrawn only after the participant reaches the age of 59 1/2 or in the event of retirement, death, disability, termination of service or financial hardship, with possible penalties for certain early withdrawals. The Company pays all expenses associated with administration of the 401(k) Plans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

General

The following report shall not be deemed incorporated by reference into any filing under the 1933 Act or under the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the 1933 Act or the 1934 Act.

The Compensation Committee is composed of two independent, non-employee directors who have no "interlocking relationships" (as defined by the Securities and Exchange Commission.)

Flanders operates in highly competitive businesses and competes nationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to the success of the Company. The Company is committed to providing competitive compensation that helps attract, retain, and motivate the highly skilled people it requires. The Committee strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives, completing acquisitions, and to business unit and overall company performance, both current and long-term.

Executive Compensation

The role of the Compensation Committee is to review and approve salaries and other compensation of the executive officers of the Company, to administer the Executive Officer Bonus Plan (the "Bonus Plan"), and administer the stock option plans and to review and approve stock option grants to all employees, including the executive officers of the Company. Several of the mechanisms discussed below were not in place during 1995, but have been or are being established as the Company further defines its executive compensation policies and goals. For instance, the non-qualified stock option plan discussed below was not in place during 1995, but has since been established, and will be an important part of future compensation decisions.

    General Compensation Philosophy

    The Company's compensation philosophy is that total cash compensation should vary with the performance of the Company and any long-term incentive should be closely aligned with the interest of the stockholders.

    Total cash compensation for the executive officers consists of the following components:

    *   Base salary
    * An executive officer bonus that is related to growth in sales and operating earnings of the Company.

    Long-term incentive is realized through the granting of stock options to executives and key employees through a non-qualified stock option plan, which was adopted by the Board and approved by a majority of the Company's shareholders in January of 1996. The Company has no other long-term incentive plans for its officers and employees.

    Base Salary and Executive Officer Bonus Target

    Current base salaries for the executive officers of the Company were determined by arms-length negotiations with the Board of Directors, and are set forth in the various employment contracts between the Company and the executive officers. In establishing salaries for executive officers, the Committee considers relative Company performance, the individual's past performance and future potential, and compensation for persons holding similarly responsible positions of other companies in similar industries. The relative importance of these factors varies depending upon the individual's responsibilities; all factors are considered in establishing the salaries.

    Stock Options

    Stock options are granted to aid in the retention of executive and key employees and to align the interests of executive and key employees with those of the stockholders. The level of stock options granted (i.e., the number of shares subject to each stock option grant) is based on the employee's ability to impact future corporate results. An employee's ability to impact future corporate results depends on the level and amount of job responsibility of the individual. Therefore, the level of stock options granted is proportional to the Compensation Committee's evaluation of each employee's job responsibility. For example, Mr. Amerson, as the Chief Executive Officer, has the highest level of responsibility and would typically be awarded the highest level of stock options.

    Stock options are granted at a price not less than the fair market value on the date granted. They are granted to key employees, including the executive officers, at the direction of the Compensation Committee at levels believed to be appropriate for the amount and level of responsibility of each key employee.



                                    Respectfully submitted,

                                    COMPENSATION COMMITTEE:
                                        Thomas T. Allan
                                        William M. Claytor

                      COMPARATIVE STOCK PERFORMANCE GRAPH<F1>

The following graph<F2> shows a comparison of cumulative total returns for the Company, the NASDAQ Stock Market -- U.S. Index and the Standard & Poor's Specialized Manufacturing Index during the period commencing February 27, 1996 and ending September 30, 1996. The comparison assumes $100 was invested on February 27, 1996 in the Company's Common Stock with the reinvestment of all dividends, if any. Total shareholder returns for prior periods are not an indication of future returns.


               [Graphic showing data summarized in table below]


                                            Cumulative Total Return
                                            -----------------------
                                                      2/28/96  9/96

Flanders Corp                               FLDR        100     420

NASDAQ STOCK MARKET - US                    INAS        100     117

NASDAQ NON-FINANCIAL                        INNF        100     116


_______________

<F1>    Note:  This Section of this proxy statement shall not be deemed to be incorporated by reference into any filing by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any such incorporation by reference of any other portions of this proxy statement.

<F2>    The Company did not have a public market for its stock prior to its listing on the OTC Bulletin Board in February 1996.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Thomas T. Allan, Robert R. Amerson and Steven K. Clark have entered into an Indemnity Agreement with Flanders whereby Messrs. Allan, Amerson and Clark will collectively deposit up to $1,500,000 into an escrow fund to indemnify the Company for the payment of any claims, judgments, and expenses arising from the potential environmental claims made by the State of North Carolina, and $525,000 due for the settlement of the lawsuits against the Company by Hartford Casualty Insurance Co. v. Flanders Filters, Inc., and St. Paul Fire and Marine Insurance Co. v. Flanders Filters, Inc. The indemnification is limited to $1,500,000 and in no event will any of the individuals named be required to contribute more than $500,000 each.

In connection with the issuance of Series A Convertible Debentures, Messrs. Clark and Amerson have irrevocably granted and issued to certain unrelated investors the right and option to sell to Clark and Amerson from time to time such debentures at a purchase price of 105% of the face value of such debentures plus any accrued interest thereon.

ABB Partnership, as landlord, and Airpure, as tenant, entered into a month-to-month Lease Agreement, dated July 31, 1995. ABB Partnership is controlled by Robert Amerson, President of the Company. The month-to-month lease was entered into on terms believed by the Company to be fair and reasonable and generally reflective of market conditions.

The Company paid Flanders Equity Corporation, a management company affiliated through common ownership, management fees of $532,000, $420,000, and $524,008 for 1995, 1994 and 1993, respectively. The Company's liabilities at December 31, 1995, December 30, 1994 and December 31, 1993 include management fees payable to Flanders Equity Corporation of $50,000, $0, $150,000, respectively. This arrangement was terminated in 1995, and no management fee expenses have been incurred in 1996 with record to Flanders Equity Corporation.

On July 3, 1996, the Company loaned to Thomas T. Allan, Chairman of the Company, Six Hundred Fifty Thousand Dollars ($650,000), pursuant to a promissory note. The promissory note bears interest at a rate of seven percent (7%) per annum and the principal amount, together with all accrued interest is due and payable on July 3, 1997. As of November 3, 1996, the total outstanding principal and interest due under the note is $665,167.

The Company, as tenant, has entered into lease agreements with respect to certain facilities located in Auburn, Pennsylvania, Bartow, Florida and St. Petersburg, Florida, with the following persons or entities as landlord: POT Realty, LHB Realty and Gustavo and Ana Hernandez. Mr. Hernandez, Vice President of Operations and a Director of the Company, is a principal of POT Realty and LHB Realty. These leases were entered into as a part of the Precisionaire acquisition on terms believed by the Company to be fair and reasonable and generally reflective of market conditions.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 29, 1995 with all Section 16(a) filing requirements applicable to the Company's officers, directors, and greater than ten-percent beneficial owners.

                             SHAREHOLDER PROPOSALS

Under the present rules of the Commission, the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Shareholders is June 18, 1997. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.

                                 OTHER MATTERS

The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the shareholders be presented for action at the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

                          ANNUAL REPORTS ON FORM 10-K

The Annual Report on Form 10-K for the fiscal year ended December 31, 1995 has been enclosed with this Proxy Statement. Unless specifically indicated in this Proxy Statement, the Annual Report is not incorporated in the Proxy Statement and is not considered as part of the soliciting material.


                                    Flanders Corporation



                                    Corporate Secretary


Washington, North Carolina
November 11, 1996.